EXHIBIT 99.1
FOR IMMEDIATE RELEASE
4:01 p.m. EST
02.07.2007
ISILON SYSTEMS ANNOUNCES FINANCIAL RESULTS
FOR FOURTH QUARTER AND FULL YEAR 2006
Q4 Revenue Increases 137% Year-over-Year to $20.7 Million;
Full Year 2006 Revenue Increases 195% to $62.3 Million
Seattle, WA — February 7, 2007 — Isilon® Systems, Inc. (Nasdaq: ISLN), the leader in clustered storage, today reported financial results for the fourth quarter and year ended December 31, 2006. Revenue for the fourth quarter was $20.7 million, an increase of 137 percent from $8.7 million in the fourth quarter of 2005, and an increase of 16 percent sequentially compared with $17.8 million in the prior quarter. Revenue for the year ended December 31, 2006 was $62.3 million, up 195 percent from $21.1 million in 2005.
     “Our strong fourth quarter performance caps another year of rapid top-line revenue growth, driven by record new customer acquisition and a high rate of repeat business from our existing customers,” said Steve Goldman, president and chief executive officer. “This year we broadened our portfolio of clustered storage systems and software products, and our results demonstrate how our value proposition resonates with customers across a broad range of industries. In 2006, Isilon established itself and clustered storage as a compelling new alternative in the storage industry, providing solutions that address the unique challenges created by the exponential growth of digital content and that leverage the broad paradigm shift to clustered computing.”

Fourth Quarter and 2006 Highlights
     Isilon’s focus on delivering clustered storage solutions that provide “pay-as-you-grow” scalability, ease-of-use and simplicity, and high levels of performance and reliability, resulted in a number of business highlights:
•	Isilon acquired 88 new customers in the fourth quarter of 2006, nearly doubling the number acquired in the same quarter the prior year, resulting in a total customer base of 371. Year-over-year, Isilon increased the size of its customer base by 152 percent.

•	Isilon generated more than half of its fourth quarter and full year revenue through reorders from existing customers.

•	Isilon expanded gross margins to 54.2 percent in the fourth quarter of 2006, up from 51.7 percent in the same period of 2005, marking the fifth consecutive quarter of margin growth.

•	Isilon continued to grow its reseller channel with 45 percent of sales in 2006 coming through the channel compared with 27 percent in 2005.

•	Isilon further expanded geographically with international sales accounting for 24 percent of revenue in 2006 compared with 17 percent in 2005.

•	Isilon introduced OneFS® 4.5, the latest version of its clustered operating system software, creating an innovative clustered storage system that delivers one Petabyte of capacity and 10 gigabytes per second of performance in a single file system and single volume. Additionally, Isilon was awarded a patent for core technology of its OneFS operating system.

•	Isilon released SnapshotIQ™ and SmartConnect™, which, in addition to SyncIQ™, deliver a next-generation suite of clustered storage software applications for the enterprise. More than one in three new customers in the fourth quarter purchased one or more of Isilon’s new software applications.

•	Isilon began shipping the new Isilon IQ 200 clustered storage system, which combines the benefits of high-end enterprise clustered storage in an affordable and compact solution.

•	Isilon successfully completed its initial public offering on December 20, 2006, raising $105.7 million net of underwriting discounts, commissions and offering expenses.
Financial Summary
     In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons why management uses each measure, the inherent limitations of non-GAAP measures and reconciliations to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Measures” as well as the related table that follows it.
•	Net loss for the fourth quarter of 2006 was $10.4 million, or $0.72 per share, compared with net loss of $4.1 million, or $0.78 per share, in the same period of 2005. On a non-GAAP basis, net loss for the fourth quarter of 2006 was $3.3 million, or $0.06 per share, compared with net loss of $4.1 million, or $0.09 per share, in the same period of 2005.

•	Net loss for 2006 was $25.4 million, or $3.02 per share, compared with net loss of $19.2 million, or $3.95 per share, in 2005. On a non-GAAP basis, net loss for 2006 was $16.4 million, or $0.33 per share, compared with net loss of $19.1 million, or $0.44 per share, in 2005.

•	Loss from operations for the fourth quarter of 2006 was $2.9 million compared with $4.0 million in the same period of 2005. On a non-GAAP basis, loss from operations for the fourth quarter of 2006 was $2.6 million compared with $4.0 million in the same period of 2005.

•	Loss from operations for 2006 was $15.4 million compared with $19.0 million in 2005. On a non-GAAP basis, loss from operations for 2006 was $14.7 million compared with $19.0 million in 2005.

•	At December 31, 2006, deferred revenue was $10.9 million, compared with $3.1 million at the end of 2005; in the fourth quarter of 2006 inventory turns were 11, compared with 8 in the third quarter of 2006; in the fourth quarter of 2006 days sales outstanding (DSOs) were 106, compared with 97 in the third quarter of 2006.

•	At December 31, 2006, cash and cash equivalents were $99.9 million, including proceeds from the December initial public offering, and the company had no outstanding debt.
Outlook
     Isilon expects total revenue for the first quarter of 2007 to be in the range of $21.0 million to $23.0 million. For the full year 2007, the company expects total revenue to be in the range of $115 million to $125 million. In 2007, the company expects operating expenses to continue to grow in absolute dollars as the company invests in its business, but to decrease as a percentage of total revenue. If revenue and operating expense expectations are met, Isilon expects to reach breakeven and profitability on a non-GAAP basis in the second half of 2007.
Conference Call
     Isilon management will host a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to discuss Isilon’s financial results for the fourth quarter and year ended December 31, 2006 and its business outlook. A live webcast of the conference call will be accessible on the Investor Relations section of Isilon’s Web site at www.isilon.com/company/, where it will be archived for approximately 60 days.
     A recording of the conference call will be available from approximately 5:00 p.m. PT (8:00 p.m. ET), February 7, 2007 to 9:00 p.m. PT (12:00 midnight ET), February 21, 2007. To listen to the recording, please dial 888-286-8010 (domestic) and 617-801-6888 (international); the passcode is 95791384.
About Isilon Systems
Isilon Systems is the worldwide leader in clustered storage systems and software for digital content, enabling enterprises to transform data into information — and information into breakthroughs. Isilon’s award-winning family of IQ clustered storage systems combines Isilon’s OneFS® operating system software with the latest advances in industry-standard hardware to deliver modular, pay-as-you-grow, enterprise-class storage systems. Isilon’s clustered storage solutions speed access to critical business information while dramatically reducing the cost and complexity of storing it. Information about Isilon can be found at http://www.isilon.com.
Safe Harbor Statement

Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to Isilon’s position in the digital content storage market, our expected financial and operating results, our ability to build and grow Isilon, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the market for storage of digital content, increased competition, difficulties providing solutions that meet the needs of customers, poor product sales, difficulties in establishing and maintaining successful relationships with our distribution partners, long sales cycles, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.
###
(Financial Tables Follow)
     Contacts:
Investors Only:
Rosemary Moothart, Director of Investor Relations, Isilon Systems, +1-206-315-7509,
rosemary.moothart@isilon.com
Press Only:
Lucas Welch, Public Relations Specialist, Isilon Systems, +1-206-315-7621,
lucas.welch@isilon.com

Isilon Systems, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,	January 1,	December 31,	January 1,
	2006	2006	2006	2006
Revenue:
Product	$17,967	$7,736	$54,181	$18,709
Services	2,689	968	8,098	2,374

Total revenue	20,656	8,704	62,279	21,083

Cost of revenue:
Product	8,160	3,794	25,709	10,388
Services (1)	1,308	407	3,622	1,187

Total cost of revenue	9,468	4,201	29,331	11,575

Gross profit	11,188	4,503	32,948	9,508

Operating expenses:
Research and development (1)	4,666	3,535	16,524	12,478
Sales and marketing (1)	7,185	3,893	24,390	12,377
General and administrative (1)	2,225	1,110	7,411	3,681

Total operating expenses	14,076	8,538	48,325	28,536

Loss from operations	(2,888)	(4,035)	(15,377)	(19,028)

Other income (expense), net
Interest income and other	178	76	306	314
Interest expense	(857)	(98)	(1,751)	(330)
Warrant revaluation expense	(6,797)	(26)	(8,431)	(52)
Gain (loss) on disposal of property and equipment	4	—	(76)	—

Total other income (expense), net	(7,472)	(48)	(9,952)	(68)

Loss before income tax expense and cumulative effect of change in accounting principle	(10,360)	(4,083)	(25,329)	(19,096)
Income tax expense	(49)	—	(109)	—

Loss before cumulative effect of change in accounting principle	(10,409)	(4,083)	(25,438)	(19,096)
Cumulative effect of change in accounting principle	—	—	—	(89)

Net loss	$(10,409)	$(4,083)	$(25,438)	$(19,185)

Net loss per common share, basic and diluted	$(0.72)	$(0.78)	$(3.02)	$(3.95)

Shares used in computing basic and diluted net loss per common share	14,550	5,251	8,423	4,852

(1) Includes stock-based compensation as follows:
Cost of revenue	$13	$—	$24	$—
Research and development	64	—	160	—
Sales and marketing	82	—	198	—
General and administrative	176	1	258	5

Total stock-based compensation	$335	$1	$640	$5

Isilon Systems, Inc.
Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of
	December 31,	January 1,
	2006	2006
ASSETS
Current assets:
Cash and cash equivalents	$99,899	$10,853
Marketable securities	—	1,803
Trade receivables, net of allowances of $501 and $239, respectively	24,388	7,862
Inventories	3,587	2,958
Other current assets	1,939	495

Total current assets	129,813	23,971

Property and equipment, net	7,158	4,164
Deferred financing costs, net	—	106

Total assets	$136,971	$28,241

LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK

AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$6,777	$3,805
Accrued liabilities	2,869	1,261
Accrued compensation and related benefits	3,463	2,007
Deferred revenue and customer deposits	7,611	2,762
Preferred stock warrant liability	—	367
Notes payable and capital lease obligations	—	6,437

Total current liabilities	20,720	16,639
Deferred revenue, net of current portion	3,308	322
Deferred rent, net of current portion	2,186	—
Notes payable and capital lease obligations, net of current portion	—	1,106

Total liabilities	26,214	18,067

Mandatorily redeemable convertible preferred stock	—	59,549

Stockholders’ equity (deficit):
Common stock	1	—
Additional paid-in capital	185,947	324
Accumulated other comprehensive loss	(83)	(29)
Accumulated deficit	(75,108)	(49,670)

Total stockholders’ equity (deficit)	110,757	(49,375)

Total liabilities, mandatorily redeemable convertible preferred stock and stockholders’ equity (deficit)	$136,971	$28,241

Isilon Systems, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended
	December 31,	January 1,
	2006	2006
Cash flows from operating activities
Net loss	$(25,438)	$(19,185)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,169	2,596
Realized gain on sale of marketable securities	(14)	—
Non-cash interest expense	646	69
Excess and obsolete inventory expense	393	1,019
Stock-based compensation expense	640	5
Loss on disposal of property and equipment	76	—
Revaluation of warrants to fair value	8,431	141
Changes in operating assets and liabilities:
Accounts receivable, net	(16,526)	(4,515)
Inventories	(1,022)	(1,826)
Other current assets	(1,444)	(172)
Accounts payable	3,200	1,113
Accrued liabilities, compensation payable and deferred rent	1,754	1,280
Deferred revenue and customer deposits	7,835	1,064

Net cash used in operating activities	(17,300)	(18,411)

Cash flows from investing activities
Purchases of property and equipment	(5,340)	(3,733)
Purchases of marketable securities	(691)	(3,253)
Sales of marketable securities	2,508	1,450
Proceeds from sale of property and equipment	32	—

Net cash used in investing activities	(3,491)	(5,536)

Cash flows from financing activities
Proceeds from issuance of preferred stock, net	9,945	19,927
Proceeds from issuance of common stock	108,801	183
Proceeds from notes payable	54,524	13,467
Payments of initial public offering costs	(1,376)	—
Payments of notes payable and capital lease obligations	(62,061)	(7,398)

Net cash provided by financing activities	109,833	26,179

Effect of exchange rate changes on cash and cash equivalents	4	3

Net increase in cash and cash equivalents	89,046	2,235
Cash and cash equivalents at beginning of period	10,853	8,618

Cash and cash equivalents at end of period	$99,899	$10,853

Use of Non-GAAP Financial Measures
Isilon provides non-GAAP information to enhance investors’ overall understanding of the company’s current financial performance and the company’s prospects for the future and to aid in comparing current operating results with those of past periods. The company believes the non-GAAP measures provide useful information to management and investors by excluding certain items that may not be indicative of Isilon’s core operating results and business outlook.
This press release includes non-GAAP loss from operations, non-GAAP net loss, and non-GAAP loss per share. Non-GAAP loss from operations excludes charges related to stock-based compensation. Isilon excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Isilon does not believe reflect core operating results. Stock-based compensation expense is dependent on a number of factors over which management has limited control and is not a factor management utilizes in operating the business. Isilon excludes warrant revaluation expenses from its non-GAAP measures because they are non-recurring, non-cash expenses that Isilon does not believe are reflective of core operating results. Upon the closing of Isilon’s initial public offering, outstanding warrants were no longer subject to revaluation and their fair value was permanently reclassified to stockholders’ equity. Isilon includes the effect of the conversion of convertible preferred shares into common shares as of the later of the beginning of the period or the date of issuance in non-GAAP basic and diluted weighted average shares outstanding used to calculate non-GAAP net loss per share. Isilon believes giving effect to the preferred stock conversion assists investors and management in assessing period over period results. The company’s preferred shares were converted into common shares as of December 20, 2006, the closing day of its initial public offering.
These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Isilon believes that non-GAAP measures have inherent limitations in that they do not reflect all of the amounts associated with Isilon’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Isilon’s results of operations in conjunction with the corresponding GAAP measures.
The table that follows provides a reconciliation of the most directly comparable GAAP measures to the non-GAAP measures used by management.
Isilon Systems, Inc.
Reconciliation of GAAP to non-GAAP results
(in thousands, except percentages and per share data)

								Shares used in
								computing
		Operating Expenses						basic and diluted	Net loss per
						Loss from		net loss per	common share,
	Gross	Research and	Sales and	General and	Total	operations	Net loss	common share	basic and diluted
	margin %	development	marketing	administrative
Quarter Ended
December 31, 2006
GAAP	54.2%	$4,666	$7,185	$2,225	$14,076	$(2,888)	$(10,409)	14,550	$(0.72)
Adjustments:
Stock-based compensation	—	(64)	(82)	(176)	(322)	335	335
Warrant revaluation expense	—	—	—	—	—	—	6,797
Incremented weighted-average shares(1)								37,760

Non-GAAP	54.2%	$4,602	$7,103	$2,049	$13,754	$(2,553)	$(3,277)	52,310	$(0.06)

January 1, 2006
GAAP	51.7%	$3,535	$3,893	$1,110	$8,538	$(4,035)	$(4,083)	5,251	$(0.78)
Adjustments:
Stock-based compensation	—	—	—	(1)	(1)	1	1
Warrant revaluation expense	—	—	—	—	—	—	26
Incremented weighted-average shares(1)								41,789

Non-GAAP	51.7%	$3,535	$3,893	$1,109	$8,537	$(4,034)	$(4,056)	47,040	$(0.09)

Year Ended
December 31, 2006
GAAP	52.9%	$16,524	$24,390	$7,411	$48,325	$(15,377)	$(25,438)	8,423	$(3.02)
Adjustments:
Stock-based compensation	—	(160)	(198)	(258)	(616)	640	640
Warrant revaluation expense	—	—	—	—	—	—	8,431
Incremented weighted-average shares(1)								41,134

Non-GAAP	52.9%	$16,364	$24,192	$7,153	$47,709	$(14,737)	$(16,367)	49,557	$(0.33)

January 1, 2006
GAAP	45.1%	$12,478	$12,377	$3,681	$28,536	$(19,028)	$(19,185)	4,852	$(3.95)
Adjustments:
Stock-based compensation	—	—	—	(5)	(5)	5	5
Warrant revaluation expense	—	—	—	—	—	—	52
Incremented weighted-average shares(1)								38,723

Non-GAAP	45.1%	$12,478	$12,377	$3,676	$28,531	$(19,023)	$(19,128)	43,575	$(0.44)

(1)	Equals the effect of the conversion of convertible preferred shares to common shares as of the later of their issuance or the beginning of the applicable period. The Company’s preferred shares were converted into common shares as of December 20, 2006.